Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Prospectus, constituting part of the Registration Statement on Form F-1 of Asia Select Acquisition I Corp, our report dated September 5, 2008, with respect to the financial statements of Asia Select Acquisition I Corp, as of July 31, 2008 and for the period May 8, 2008 (inception) to July 31, 2008, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

New York, NY
April 1, 2009